Nationwide Mutual Funds
Sub-Item 77Q1:  Exhibits
10-31-15 Annual Report

a.
Second Amended and Restated Agreement and Declaration of Trust, amended and restated as of June 17, 2009 (the "Amended Declaration"), of
Registrant, Nationwide Mutual Funds (the "Trust"), a Delaware Statutory
Trust, previously filed as Exhibit EX-28.a with the Trust's registration statement on November 17, 2009, is hereby incorporated by reference.

i.
Amending Resolutions dated March 11, 2015, to the Amended Declaration, pertaining to the Nationwide World Bond Fund, previously filed as Exhibit
EX-28.a.11 with the Trust's registration statement on October 13, 2015, is hereby incorporated by reference.

ii.
Amending Resolutions dated June 10, 2015, to the Amended Declaration, pertaining to the Nationwide Amundi Global High Yield Fund, the Nationwide
Amundi Strategic Income Fund and the Nationwide Emerging Markets Debt Fund,
previously filed as Exhibit EX-28.a.12 with the Trust's registration statement on October 13, 2015, is hereby incorporated by reference.

b.
Nationwide Portfolio Completion Fund, Supplement dated June 23, 2015 to the Prospectus dated March 1, 2015

Effective on or about June 30, 2015 (the "Effective Date"), the Nationwide
Portfolio Completion Fund (the "Fund") will no longer invest in Treasury
Inflation-Protected Securities as a principal investment strategy. Between now and the Effective Date, the Fund's subadviser will liquidate the
Treasury Inflation-Protected Securities sleeve and reallocate the sleeve's assets among the Fund's six remaining asset class sleeves. However, the
Fund's target allocation ranges among its six remaining asset class sleeves will remain the same.

Accordingly, as of the Effective Date, the following are deleted from the
Prospectus:

1.
All references in the Prospectus to Treasury Inflation-Protected
Securities as a principal investment strategy;

2.
The discussion of inflation-protected bonds risk on pages 5 and 13; and

3.
The discussion of Treasury Inflation-Protected Securities under the heading "Information About Asset Classes" on page 8.

c.
N/A

d.
N/A

e.
Copies of any new or amended Registrant investment advisory contracts;

i.
Investment Advisory Agreement among Nationwide Mutual Funds (the "Trust")
and Nationwide Fund Advisors ("NFA"), dated May 1, 2007, pertaining to certain series of the Trust currently managed by NFA, previously filed as
Exhibit EX-99.d.2 with the Trust's Registration Statement on Form N-1A, as filed with the SEC on June 14, 2007, is hereby incorporated by reference.

a.
Exhibit A, as amended May 1, 2015, to the Investment Advisory Agreement among the Trust and NFA, dated May 1, 2007, pertaining to certain series of the Trust, previously filed as Exhibit EX-.28.d.1.a with the Trust's
Registration Statement on Form N-1A, as filed with the SEC on July 30, 2015 is hereby incorporated by reference.

ii.
Investment Advisory Agreement dated September 18, 2015 pertaining to the
Nationwide Emerging Markets Debt Fund, the Nationwide World Bond Fund,
Nationwide Amundi Global Yield Fund and Nationwide Amundi Strategic Income
Fund, currently managed by Nationwide Fund Advisors, previously filed as
Exhibit EX-28.d.3, with the Trust's registration statement on October 13,
2015, is hereby incorporated by reference.

iii.
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and
Standard Life Investments (Corporate Funds) Limited, effective October 5,
2015, previously filed as Exhibit EX-28.d.4.r with the Trust's registration statement on October 13, 2015, is hereby incorporated by reference.

iv.
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and
Amundi Smith Breeden, LLC, effective September 25, 2015, for the
Nationwide Amundi Global High Yield Fund and the Nationwide Amundi
Strategic Income Fund, previously filed as Exhibit EX-28.d.4.s with the
Trust's registration statement on October 14, 2015, is hereby incorporated by reference.

f.
N/A

g.
N/A